Exhibit 99.1

NEWS RELEASE

For information, contact:

Media – Susan Moore (713) 309-4645

Investors – Doug Pike (713) 309-7141

Lyondell Reports Second Quarter 2004 Results

•	Positive Lyondell earnings driven by strengthening Equistar results and continued record performance at LYONDELL-CITGO Refining (LCR).

•	Improving supply/demand balance more than offsets the impact of record high crude oil prices.

HOUSTON, July 22, 2004 – Lyondell Chemical Company (NYSE: LYO) today announced net income for the second quarter of $3 million, or $0.02 per share. This compares to a net loss of $68 million, or $0.43 per share, for the second quarter 2003, and a net loss of $15 million, or $0.08 per share, for the first quarter 2004.

Table 1 - Lyondell Earnings Summary

Millions of dollars except per share amounts	2Q 2004	2Q 2003	1Q 2004	1st Six Months 2004	1st Six Months 2003
Sales and other operating revenues	$1,161	$913	$1,105	$2,266	$1,902
Net income (loss)	3	(68)	(15)	(12)	(181)
Basic and diluted earnings (loss) per share (a)	0.02	(0.43)	(0.08)	(0.07)	(1.13)
Basic weighted average shares outstanding (millions) (a)	177.1	161.0	176.5	176.8	160.7
Diluted weighted average shares outstanding (millions) (a)	178.2	161.0	176.5	176.8	160.7

(a)	Lyondell sold 13.8 million shares of common stock in October 2003, including 2.7 million shares to Occidental Chemical Holding Corporation (“OCHC”). In addition, Lyondell paid a dividend to OCHC by issuing approximately 0.6 million shares of Series B common stock each quarter beginning in December 2002 in lieu of a dividend payment in cash.

Table 2 - Lyondell and Proportionate Share of Ventures - Supplemental Financial Data

Millions of dollars	2Q 2004	2Q 2003	1Q 2004	1st Six Months 2004	1st Six Months 2003
Proportionate sales and other operating revenues (a)	$3,427	$2,571	$3,166	$6,594	$5,412
Proportionate EBITDA (b)	287	161	259	546	239

(a)	See Table 6 for components of proportionate share of sales and other operating revenues.
(b)	See Table 7 for a reconciliation of net income (loss) to proportionate EBITDA and Table 8 for Lyondell’s income statement information.

Compared to the second quarter of 2003, income turned positive as improved performance at each entity led to a $71 million increase.

For the first half of 2004, Lyondell’s net loss was $12 million, a $169 million improvement versus the first half of 2003. Each of the Lyondell companies contributed to this improvement with increased Equistar margins and volumes contributing the largest portion. Sales volumes for Equistar’s ethylene and ethylene derivatives, as well as Lyondell’s propylene oxide (PO) and PO derivatives, for the first half of 2004 were approximately 15 percent higher than in the first half of 2003.

Compared to the first quarter of 2004, an improving supply/demand balance led to increased average quarterly prices which more than offset the impact of increased raw material and energy costs. Within the Lyondell enterprise, Equistar was the most significant beneficiary of these improvements as Equistar’s income increased by $38 million versus the prior quarter.

“Overall our product lines are benefiting from the economic momentum that began in late 2003,” said Dan F. Smith, president and CEO of Lyondell Chemical Company. “Although second quarter earnings are modest, after enduring such a prolonged trough, I am pleased to report positive results at this early phase of the cyclical recovery. During the quarter, the majority of our basic petrochemical and gasoline-related products benefited from increased prices and margins as industry conditions improved. However, in certain products such as styrene, prices have lagged or have only offset increasing raw material costs thus far. I am confident that as the recovery progresses these products will benefit from tightening conditions much as the other basic petrochemicals are benefiting today.”

OUTLOOK

Industry conditions have continued to reflect a reasonably strong supply/demand balance. However, near-term results will remain vulnerable to the impacts of global tensions and related volatility of crude oil and natural gas prices.

“The industry and our product lines continue to move through the early phase of a cyclical recovery, and we expect that this trend will continue into the foreseeable future,” said Smith. “We are now entering the point in the cycle during which we can begin to direct our financial focus to the next phase of our plans, namely debt reduction and optimization of the debt portfolio.”

LYONDELL AND JOINT VENTURES

Lyondell’s operations comprise: Lyondell’s Intermediate Chemicals and Derivatives (IC&D) segment; Equistar, a joint venture with Millennium Chemicals Inc.; and LYONDELL-CITGO Refining LP (LCR), a joint venture with CITGO Petroleum Corp.

Lyondell’s Intermediate Chemicals & Derivatives (IC&D) Segment – The IC&D segment includes propylene oxide (PO) and derivatives, MTBE, styrene and TDI.

Table 3- IC&D Financial Overview

Millions of dollars	2Q 2004	2Q 2003	1Q 2004	1st Six Months 2004	1st Six Months 2003
Sales and other operating revenues	$1,161	$913	$1,105	$2,266	$1,902
Operating income (loss) (a)	20	(6)	23	43	(24)
EBITDA (a)	82	48	86	168	101

(a)	See Table 7 for a reconciliation of Lyondell’s net income (loss) to EBITDA and Table 8 for Lyondell’s IC&D operating income (loss) and net income (loss).

2Q04 v. 1Q04 – Compared to the first quarter, results were relatively unchanged as increased MTBE margins offset the impact of reduced PO and PO derivative volumes. The reduction in PO and PO derivative sales volumes was related to the seasonality of aircraft deicer sales and the timing of maintenance activity within the industry. PO, PO derivative and TDI price increases generally offset higher raw material costs. MTBE operating income improved by approximately $35 million based on seasonally higher margins throughout the quarter and significant margin increases around the Memorial Day holiday. Styrene prices did not keep pace with raw material increases, resulting in an approximate $10 million reduction in profitability.

2Q04 v. 2Q03 – Operating income increased by $26 million versus the year-ago quarter. Increased MTBE margins and PO and PO derivative product volumes contributed to the improvement while lower styrene and TDI margins reduced results by approximately $20 million.

Equistar Chemicals, LP – Lyondell owns a 70.5 percent interest in Equistar, which consists of the petrochemicals and polymers segments.

Table 4 - Equistar Financial Overview – 100% Basis

Millions of dollars	2Q 2004	2Q 2003	1Q 2004	1st Six Months 2004	1st Six Months 2003
Sales and other operating revenues	$2,099	$1,597	$1,962	$4,061	$3,238
Operating income (loss)	99	24	61	160	(72)
Net income (loss) (a)	43	(49)	5	48	(195)
EBITDA (a)	175	80	136	311	61

(a)	See Table 7 for a reconciliation of Equistar’s net income (loss) to EBITDA.

2Q04 v. 1Q04 – Results followed the first-quarter trend and continued to improve as higher co-product (propylene, benzene, butadiene, and fuels) and ethylene derivative (ethylene oxygenates and polyethylene) prices more than offset increased raw material costs. Ethylene and ethylene derivative volumes increased by approximately 3.5 percent versus the first quarter. Maintenance turnarounds and unplanned outages negatively impacted the second quarter by approximately $15 million to $20 million.

2Q04 v. 2Q03 – Ethylene and ethylene derivative volumes increased by 520 million pounds (25 percent) versus last year’s depressed levels. Raw material costs increased significantly as crude oil prices averaged more than 30 percent higher than during the second quarter 2003. The majority of the raw material cost increases were offset by product price increases. The second quarter 2003 included a $19 million charge related to financing activity.

LYONDELL-CITGO Refining LP (LCR) – Lyondell owns a 58.75 percent interest in LCR, a major refiner of heavy crude oil.

Table 5 - LCR Financial Overview – 100% Basis

Millions of dollars	2Q 2004	2Q 2003	1Q 2004	1st Six Months 2004	1st Six Months 2003
Sales and other operating revenues	$1,339	$905	$1,154	$2,493	$2,088
Operating income	111	67	101	212	105
Net income (a)	103	58	91	194	86
EBITDA (a)	139	96	131	270	162

(a)	See Table 7 for a reconciliation of LCR’s net income to EBITDA.

2Q04 v. 1Q04 – LCR’s income surpassed the record level established in the first quarter 2004. Processing rates for Venezuelan contract crude (CSA) averaged 233,000 barrels per day while total crude volumes averaged 273,000 barrels per day. Previously reported maintenance activity to repair damage sustained during a May storm had a minor impact on the quarter. The repair was completed and operations returned to normal during June. Continued strengthening of spot crude and aromatics margins contributed to the improved quarterly results.

2Q04 v. 2Q03 – Results improved versus the second quarter 2003 primarily as a result of increased spot crude and aromatic product margins as well as the value of certain CSA contract formula variables, such as the natural gas price factor. Second quarter 2003 results were negatively impacted by a $6 million charge related to personnel reductions.

CONFERENCE CALL

Lyondell will host a conference call today, July 22, 2004, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan F. Smith, President and CEO; Morris Gelb, Executive Vice President and COO; T. Kevin DeNicola, Senior Vice President and CFO; and Doug Pike, Director of Investor Relations. The dial-in numbers are 888-391-2385 (U.S. – toll free) and 484-644-0641 (international). The passcode for each number is Lyondell. The call will be broadcast live on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

A replay of the call will be available from 1:30 p.m. ET July 22 to 5 p.m. ET July 30. The dial-in numbers are 800-294-4406 (U.S.) and 402-220-9778 (international).

Passcode for each is 5549. Web replay will be available at 1:30 p.m. ET July 22 on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET at www.lyondell.com/earnings.

ABOUT LYONDELL

Lyondell Chemical Company, (www.lyondell.com), headquartered in Houston, Texas, is a leading producer of: propylene oxide (PO); PO derivatives, propylene glycol (PG), butanediol (BDO) and propylene glycol ether (PGE); and styrene monomer and MTBE as co-products of PO production. Through its 70.5% interest in Equistar Chemicals, LP, Lyondell also is one of the largest producers of ethylene, propylene and polyethylene in North America and a leading producer of ethylene oxide, ethylene glycol, high value-added specialty polymers and polymeric powder. Through its 58.75% interest in LYONDELL-CITGO Refining LP, Lyondell is one of the largest refiners in the United States processing extra heavy Venezuelan crude oil to produce gasoline, low sulfur diesel and jet fuel.

FORWARD LOOKING STATEMENTS AND ADDITIONAL INFORMATION

The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: availability, cost and price volatility of raw materials; uncertainties associated with the US and worldwide economies; current and potential governmental regulatory actions; terrorist acts; operating interruptions; cyclical nature of the chemical and refining industries; competitive products and pricing; industry production capabilities; supply/demand balances; access to capital markets; technological developments; business strategies and other risk factors. In the case of any forward-looking statements relating to the proposed transaction between Lyondell Chemical Company (“Lyondell”) and Millennium Chemicals Inc. (“Millennium”), the following factors, among others, could affect the proposed transaction and the anticipated results: approval by Lyondell’s and Millennium’s respective shareholders, and the parties’ ability to achieve expected synergies in the transaction within the expected timeframes or at all. All of such forward-looking statements are based upon the current beliefs and expectations of Lyondell’s management and are subject to significant risks and uncertainties. Additional factors that could cause Lyondell’s results to differ materially from those described in the forward-looking statements can be found in Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2004, and Lyondell’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, which will be filed with the SEC in August 2004.

In addition, on June 18, 2004, Lyondell filed with the SEC an amendment to its registration statement on Form S-4 (as amended, the “Form S-4”) containing a preliminary joint proxy statement/prospectus regarding the proposed transaction between Lyondell and Millennium. Investors and security holders are urged to read that document and any other relevant documents filed or that will be filed with the SEC, including the definitive joint proxy statement/prospectus that will be part of the definitive registration statement, as they become available, because they contain, or will contain, important information. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when it becomes available) and other documents filed by Lyondell and Millennium with the SEC at the SEC’s web site at www.sec.gov. The definitive joint proxy statement/prospectus (when it becomes available) and the other documents filed by Lyondell may also be obtained free from Lyondell by calling Lyondell’s Investor Relations department at (713) 309-4590.

The respective executive officers and directors of Lyondell and Millennium and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.

Information regarding Lyondell’s executive officers and directors is available in the proxy statement filed with the SEC by Lyondell on March 16, 2004 and in the Form S-4, and information regarding Millennium’s directors and its executive officers is available in Millennium’s Annual Report on Form 10-K/A for the year ended December 31, 2003, which was filed with the SEC on April 27, 2004, and in the Form S-4. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC, as they become available.

###

Table 6 - Unaudited Financial and Operating Information

			Joint Ventures
(Millions of dollars)	Lyondell Chemical Company		Equistar 100%	LCR 100%	Lyondell and Proportionate Share of Equity Investments (a)
Three months ended June 30, 2004:
Sales and other operating revenues (b)	$1,161		$2,099	$1,339	$3,427
SG&A and R&D	57		49	15	100
EBITDA	82		175	139	287
Depreciation and amortization	64		77	28	132
Interest expense, net	108		55	8	151
Net income	3	(c)
Capital expenditures	16		22	14	40
Cash dividends	32

Three months ended June 30, 2003:
Sales and other operating revenues (b)	$913		$1,597	$905	$2,571
SG&A and R&D	53		54	16	100
EBITDA	48		80	96	161
Depreciation and amortization	61		76	29	129
Interest expense, net	99		53	9	142
Net loss	(68	)(c)
Capital expenditures	229	(d)	21	13	251
Cash dividends	29

Three months ended March 31, 2004:
Sales and other operating revenues (b)	$1,105		$1,962	$1,154	$3,166
SG&A and R&D	53		48	16	96
EBITDA	86		136	131	259
Depreciation and amortization	63		76	30	132
Interest expense, net	109		55	10	154
Net loss	(15	)(c)
Capital expenditures	11		19	15	33
Cash dividends	31

(a)	This column reflects Lyondell’s 100% owned operations and its pro rata share of each joint venture’s operations, which is not a presentation in accordance with generally accepted accounting principles. Lyondell has a 70.5% interest in Equistar Chemicals, LP (“Equistar”) and a 58.75% interest in LYONDELL-CITGO Refining LP (“LCR”).
(b)	Sales and other operating revenues include sales to affiliates.
(c)	Includes income (loss) from equity investments in Equistar and LCR.
(d)	Capital expenditures of $229 million for the three months ended June 30, 2003 include Lyondell’s purchase of the BDO-2 facility from the lessor for $218 million.

Table 7 - Reconciliation of Net Income (Loss) to EBITDA

	For the three months ended			For the six months ended June 30,
	June 30,
(Millions of dollars)	2004	2003	March 31, 2004	2004	2003
LYONDELL

Net income (loss)	$3	$(68)	$(15)	$(12)	$(181)

Add:
Provision for (benefit from) income taxes	3	(39)	(9)	(6)	(94)
Interest expense, net	108	99	109	217	182
Depreciation and amortization	64	61	63	127	118
(Income) loss from equity investment in Equistar	(33)	32	(6)	(39)	132
Income from equity investment in LCR	(63)	(37)	(56)	(119)	(56)

IC&D EBITDA	$82	$48	$86	$168	$101

EQUISTAR

Net income (loss)	$43	$(49)	$5	$48	$(195)

Add:
Depreciation and amortization	77	76	76	153	154
Interest expense, net	55	53	55	110	102

EBITDA	$175	$80	$136	$311	$61

Lyondell Proportionate Share - 70.5%	$123	$57	$96	$219	$43

LCR

Net income	$103	$58	$91	$194	$86

Add:
Depreciation and amortization	28	29	30	58	57
Interest expense, net	8	9	10	18	19

EBITDA	$139	$96	$131	$270	$162

Lyondell Proportionate Share - 58.75%	$82	$56	$77	$159	$95

EBITDA - Lyondell and Proportionate Share of Equity Investments

Lyondell EBITDA	$82	$48	$86	$168	$101
70.5% of Equistar EBITDA	123	57	96	219	43
58.75% of LCR EBITDA	82	56	77	159	95

Lyondell and Proportionate Share of Equity Investments	$287	$161	$259	$546	$239

Table 8 - Lyondell Unaudited Income Statement Information

	For the three months ended			For the six months ended June 30,
	June 30,
(Millions of dollars, except per share data)	2004	2003	March 31, 2004	2004	2003
Sales and other operating revenues	$1,161	$913	$1,105	$2,266	$1,902
Cost of sales	1,084	866	1,029	2,113	1,822
Selling, general and administrative expenses	49	45	45	94	87
Research and development expenses	8	8	8	16	17

Operating income (loss)	20	(6)	23	43	(24)
Income (loss) from equity investment in Equistar	33	(32)	6	39	(132)
Income from equity investment in LCR	63	37	56	119	56
Income (loss) from other equity investments	1	(4)	1	2	(6)
Interest expense, net	(108)	(99)	(109)	(217)	(182)
Other income (expense), net	(3)	(3)	(1)	(4)	13

Income (loss) before income taxes	6	(107)	(24)	(18)	(275)
Provision for (benefit from) income taxes	3	(39)	(9)	(6)	(94)

Net income (loss)	$3	$(68)	$(15)	$(12)	$(181)

Basic and diluted earnings (loss) per share:	$0.02	$(0.43)	$(0.08)	$(0.07)	$(1.13)

Weighted average shares (in thousands) (a):
Basic	177,101	161,023	176,543	176,822	160,722

Diluted	178,188	161,023	176,543	176,822	160,722

(a)	Lyondell sold 13.8 million shares of common stock in October 2003, including 2.7 million shares to Occidental Chemical Holding Corporation (“OCHC”). In addition, Lyondell paid a dividend to OCHC by issuing approximately 0.6 million shares of Series B common stock each quarter beginning in December 2002 in lieu of a dividend payment in cash.

Table 9 - Lyondell Intermediate Chemicals and Derivatives Segment - Sales Volumes

	For the three months ended			For the six months ended June 30,
	June 30,
(In millions)	2004	2003	March 31, 2004	2004	2003
PO and derivatives (pounds) (a)	875	744	1,002	1,877	1,643
Co-products:
Styrene monomer (pounds)	830	780	931	1,761	1,649
MTBE and other TBA derivatives (gallons)	284	322	272	556	579

(a)	Includes propylene oxide (“PO”), PO derivatives and isocyanates.

Table 10 - Lyondell Unaudited Cash Flow Information

	For the six months ended June 30,
(Millions of dollars)	2004	2003
Net loss	$(12)	$(181)
Adjustments:
Depreciation and amortization	127	118
(Income) loss from equity investments	(40)	138
Deferred income taxes	(8)	(92)
Gain on sale of equity interest	—	(18)
Debt prepayment premiums and charges	—	5
Changes in assets and liabilities:
Accounts receivable	(56)	(4)
Inventories	17	(14)
Accounts payable	50	34
Accrued interest	—	2
Income taxes refundable, net of payable	1	33
Other assets and liabilities, net	(1)	7

Cash provided by operating activities	78	28

Expenditures for property, plant and equipment	(27)	(238)
Distributions from affiliates in excess of earnings	48	102
Contributions and advances to affiliates (a)	(22)	(78)
Maturity of other short-term investments	—	25
Proceeds from sale of equity interest	—	28

Cash used in investing activities	(1)	(161)

Issuance of long-term debt	—	318
Repayment of long-term debt	—	(103)
Dividends paid	(63)	(57)
Other	4	(4)

Cash provided by (used in) financing activities	(59)	154

Effect of exchange rate changes on cash	(1)	1

Increase in cash and cash equivalents	$17	$22

(a)	Includes cash contributions to European PO Joint Venture and the U.S. PO Joint Venture of $4 million and $48 million during the six-month periods ended June 30, 2004 and June 30, 2003, respectively. Also includes capitalized interest related to the Maasvlakte PO/SM plant of $9 million during the six-month period ended June 30, 2003.

Table 11 - Lyondell Unaudited Balance Sheet Information

(Millions of dollars)	June 30, 2004	December 31, 2003
Cash and cash equivalents	$455	$438
Accounts receivable, net (a)	497	449
Inventories	327	347
Prepaid expenses and other current assets	59	82
Deferred tax assets	43	43

Total current assets	1,381	1,359
Property, plant and equipment, net	2,533	2,640
Investments and long-term receivables:
Investment in Equistar	1,002	965
Investment in PO joint ventures	831	866
Investment in and receivable from LCR	209	232
Other investments and long-term receivables	88	85
Goodwill, net	1,080	1,080
Other assets, net	382	406

Total assets	$7,506	$7,633

Accounts payable	$470	$431
Accrued liabilities	244	268

Total current liabilities	714	699
Long-term debt	4,152	4,151
Other liabilities	686	680
Deferred income taxes	768	792
Minority interest	138	155
Stockholders’ equity (178,491,306 and 176,792,587 shares outstanding at June 30, 2004 and December 31, 2003, respectively)	1,048	1,156

Total liabilities and stockholders’ equity	$7,506	$7,633

(a)	See Table 21 for accounts receivable sold.

Table 12 - Lyondell Selected Equity Investment Activity

(Millions of dollars)	For the three months ended June 30, 2004	For the six months ended June 30, 2004
Investment in Equistar, beginning of period	$969	$965
Lyondell’s share of Equistar net income	33	39
Lyondell’s share of Equistar other comprehensive loss	—	(2)

Investment in Equistar, end of period	$1,002	$1,002

Investment in LCR, beginning of period	$5	$3
Lyondell’s share of LCR net income	63	119
Cash distributions from LCR	(97)	(160)
Cash contributions to LCR	9	18

Investment in LCR, end of period	(20)	(20)
LCR receivable, beginning and end of period	229	229

Investment in and receivable from LCR, end of period	$209	$209

Table 13 - Equistar Unaudited Income Statement Information

	For the three months ended			For the six months ended June 30,
	June 30,
(Millions of dollars)	2004	2003	March 31, 2004	2004	2003
Sales and other operating revenues (a)	$2,099	$1,597	$1,962	$4,061	$3,238
Cost of sales	1,951	1,517	1,857	3,808	3,193
Selling, general and administrative expenses	41	44	41	82	84
Research and development expenses	8	10	7	15	19
(Gain) loss on asset dispositions	—	2	(4)	(4)	14

Operating income (loss)	99	24	61	160	(72)
Interest expense, net	(55)	(53)	(55)	(110)	(102)
Other expense, net	(1)	(20)	(1)	(2)	(21)

Net income (loss) (b)	$43	$(49)	$5	$48	$(195)

(a)	Sales and other operating revenues include sales to affiliates.
(b)	As a partnership, Equistar is not subject to federal income taxes.

Table 14 - Equistar Unaudited Segment Financial and Operating Information

	For the three months ended			For the six months ended June 30,
	June 30,
(Millions of dollars)	2004	2003	March 31, 2004	2004	2003
Sales and other operating revenues (a)
Petrochemicals segment	$1,967	$1,481	$1,866	$3,833	$3,017
Polymers segment	603	445	557	1,160	958
Intersegment eliminations	(471)	(329)	(461)	(932)	(737)

Total	$2,099	$1,597	$1,962	$4,061	$3,238

Operating income (loss)
Petrochemicals segment	$136	$85	$104	$240	$53
Polymers segment	(6)	(27)	(14)	(20)	(62)
Unallocated	(31)	(34)	(29)	(60)	(63)

Total	$99	$24	$61	$160	$(72)

Depreciation and amortization
Petrochemicals segment	$59	$56	$57	$116	$113
Polymers segment	13	14	14	27	30
Unallocated	5	6	5	10	11

Total	$77	$76	$76	$153	$154

EBITDA (b)	$175	$80	$136	$311	$61

Sales Volumes (millions) (a)
Selected petrochemical products:
Ethylene, propylene and other olefins (pounds)	4,383	3,723	4,277	8,660	7,644
Aromatics (gallons)	80	98	93	173	192
Polymers products (pounds)	1,514	1,143	1,401	2,915	2,540

(a)	Sales and other operating revenues and sales volumes include sales to affiliates.
(b)	See Table 7 for reconciliation of Equistar’s net income (loss) to EBITDA.

Table 15 - Equistar Unaudited Balance Sheet Information

(Millions of dollars)	June 30, 2004	December 31, 2003
Cash and cash equivalents	$143	$199
Accounts receivable, net (a)	732	608
Inventories	512	408
Prepaid expenses and other current assets	43	46

Total current assets	1,430	1,261
Property, plant and equipment, net	3,224	3,334
Investments	61	60
Other assets, net	399	373

Total assets	$5,114	$5,028

Accounts payable	$571	$513
Current maturities of long-term debt	1	—
Accrued liabilities	210	241

Total current liabilities	782	754
Long-term debt	2,312	2,314
Other liabilities and deferred revenues	374	359
Partners’ capital	1,646	1,601

Total liabilities and partners’ capital	$5,114	$5,028

(a) See Table 22 for accounts receivable sold.

Table 16 - Equistar Unaudited Cash Flow Information
	For the six months ended June 30,
(Millions of dollars)	2004	2003
Net income (loss)	$48	$(195)
Adjustments:
Depreciation and amortization	153	154
Deferred maintenance turnaround expenditures	(51)	(51)
Deferred revenues	—	159
Debt prepayment charges and premiums	—	19
(Gain) loss on asset dispositions	(4)	14
Changes in assets and liabilities:
Accounts receivable (a) (b)	(124)	66
Inventories	(104)	(66)
Accounts payable	62	23
Accrued interest	1	(4)
Other assets and liabilities, net	(37)	(20)

Cash provided by (used in) operating activities	(56)	99

Expenditures for property, plant and equipment	(41)	(34)
Proceeds from sales of assets	41	54

Cash provided by investing activities	—	20

Issuance of long-term debt	—	440
Repayment of long-term debt	—	(440)
Other	—	(3)

Cash used in financing activities	—	(3)

Increase (decrease) in cash and cash equivalents	$(56)	$116

(a)	See Table 22 for accounts receivable sold.
(b)	In consideration of discounts offered to certain customers for early payment for product, some receivable amounts were collected in June 2004 and 2003 that otherwise would have been expected to be collected in July of the respective years. This included $42 million and $32 million from OCHC in June 2004 and 2003, respectively.

Table 17 - LCR Unaudited Income Statement Information

	For the three months ended			For the six months ended June 30,
	June 30,
(Millions of dollars)	2004	2003	March 31, 2004	2004	2003
Sales and other operating revenues (a)	$1,339	$905	$1,154	$2,493	$2,088
Cost of sales	1,213	822	1,037	2,250	1,955
Selling, general and administrative expenses	15	16	16	31	28

Operating income	111	67	101	212	105
Interest expense, net	(8)	(9)	(10)	(18)	(19)

Net income (b)	$103	$58	$91	$194	$86

EBITDA (c)	$139	$96	$131	$270	$162

(a)	Sales and other operating revenues include sales to affiliates.
(b)	As a partnership, LCR is not subject to federal income taxes.
(c)	See Table 7 for reconciliation of LCR’s net income to EBITDA.

Table 18 - LCR Operating Information

	For the three months ended			For the six months ended June 30,
	June 30,
	2004	2003	March 31, 2004	2004	2003
Sales Volumes (a)
Refined products (thousand barrels per day):
Gasoline	121	113	115	118	113
Diesel and heating oil	99	86	90	95	82
Jet fuel	14	16	16	15	19
Aromatics	9	7	8	9	8
Other refined products	87	99	92	88	90

Total refined products volumes	330	321	321	325	312

Refinery Runs
Crude processing rates (thousand barrels per day):
Crude Supply Agreement	233	246	238	235	220
Other crude oil	40	28	30	36	40

Total crude oil	273	274	268	271	260

(a)	Sales volumes include sales to affiliates.

Table 19 - LCR Unaudited Balance Sheet Information

(Millions of dollars)	June 30, 2004	December 31, 2003
Total current assets	$418	$316
Property, plant and equipment, net	1,222	1,240
Other assets, net	69	81

Total assets	$1,709	$1,637

Current maturities of long-term debt	$5	$—
Other current liabilities	612	386
Long-term debt	445	450
Loans payable to partners	264	264
Other liabilities	122	114
Partners’ capital	261	423

Total liabilities and partners’ capital	$1,709	$1,637

Table 20 - LCR Unaudited Cash Flow Information

	For the six months ended June 30,
(Millions of dollars)	2004	2003
Cash flow from operations	$299	$169
Capital expenditures	29	28
Depreciation and amortization	58	57

Table 21 - Reconciliation of Lyondell’s Days of Working Capital

(Millions of dollars)	June 30, 2004	March 31, 2004	December 31, 2003
Working Capital: (a)
Accounts receivable	$497	$467	$449
Inventories	327	334	347
Accounts payable	(470)	(416)	(431)

Total	354	385	365
Add: Accounts receivable sold (b)	75	75	75

Adjusted working capital	$429	$460	$440

Days of Working Capital:
Sales and other operating revenues for the three months ended	$1,161	$1,105	$945
Number of days in quarter	91	91	92
Sales per day	$12.8	$12.1	$10.3
Days of working capital (c)	34	38	43

(a)	Defined as the major controllable components of working capital - receivables, inventories and payables.
(b)	Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Lyondell’s and Equistar’s responsibility for administration and collection of said amounts.
(c)	Days of working capital are calculated as adjusted working capital divided by sales per day.

Table 22 - Reconciliation of Equistar’s Days of Working Capital

(Millions of dollars)	June 30, 2004	March 31, 2004	December 31, 2003
Working Capital: (a)
Accounts receivable (b)	$732	$608	$608
Inventories	512	473	408
Accounts payable	(571)	(504)	(513)

Total	673	577	503
Add: Accounts receivable sold (c)	122	217	102

Adjusted working capital	$795	$794	$605

Days of Working Capital:
Sales and other operating revenues for the three months ended	$2,099	$1,962	$1,665
Number of days in quarter	91	91	92
Sales per day	$23.1	$21.6	$18.1
Days of working capital (b) (d)	34	37	33

(a)	Defined as the major controllable components of working capital - receivables, inventories and payables.
(b)	In consideration of discounts offered to certain customers for early payment for product delivered in June 2004, some receivable amounts were collected in June 2004 that otherwise would have been expected to be collected in July 2004, including $42 million from OCHC. Similarly, in March 2004 and December 2003, $39 million and $41 million, respectively, was received from OCHC. Had these early payments not been received, days of working capital would have been 36 days, 39 days and 36 days at June 30 and March 31, 2004 and December 31, 2003, respectively.
(c)	Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Lyondell’s and Equistar’s responsibility for administration and collection of said amounts.
(d)	Days of working capital are calculated as adjusted working capital divided by sales per day.